Exhibit 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of sanofi-aventis, a French société anonyme (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 20-F for the year ended December 31, 2010 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2011

By:	/s/ Christopher Viehbacher
Christopher Viehbacher Chief Executive Officer (1)

A signed original of this written statement required by Section 906 has been provided to sanofi-aventis and will be retained by sanofi-aventis and furnished to the Securities and Exchange Commission or its staff upon request.

(1)	Principal executive officer.

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